SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                December 16, 1999
                       -----------------------------------
                Date of Report (Date of earliest event reported)

                             THE WARNACO GROUP, INC.
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             (Exact name of Registrant as specified in its charter)

  Delaware                   1-10857                   95-4032739
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(State of               (Commission File No.)         (IRS Employer
Incorporation)                                      Identification No.)

                    90 Park Avenue, New York, New York 10016
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               (Address of principal executive offices) (Zip Code)

                                 (212) 661-1300
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              (Registrant's telephone number, including area code)


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          (Former name or former address, if changed since last report)



ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

(a)-(b)
           On December 15, 1999, The Warnaco Group, Inc., a Delaware corporation ("Warnaco"), through A Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Warnaco ("Purchaser"), accepted for purchase 19,526,560 shares of the common stock, par value $0.001 per share (the "Shares"), of Authentic Fitness Corporation, a Delaware corporation (the "Company"), that had been validly tendered and not withdrawn (including shares tendered via guaranteed delivery) pursuant to Purchaser's offer for all of the outstanding Shares at $20.80 per Share, net to the seller in cash, without interest (the "Offer"). The Offer was made pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of November 15, 1999, by and among Warnaco, Purchaser and the Company, which provided for, among other things, the making of the Offer by Purchaser and, following the consummation of the Offer, the merger of Purchaser with and into the Company (the "Merger"). The Shares purchased pursuant to the Offer constituted approximately 96.95% of the Shares then issued and outstanding. The aggregate purchase price for the Shares purchased pursuant to the Offer was approximately $406 million.

           On December 16, 1999, the Merger provided for by the Merger Agreement became effective. Pursuant to the Merger, Shares which were not validly tendered pursuant to the Offer and accepted for purchase by Purchaser (and whose holders had not sought appraisal of their Shares in accordance with applicable provisions of Delaware law) were converted into the right to receive $20.80 per Share, net to the seller in cash, upon delivery of appropriate documentation to the Paying Agent for the Merger. As a result of the Merger, Parent owns 100% of the outstanding Shares of the Company. The total amount of funds required to consummate the Offer and the Merger, pay the fees and expenses of the Offer and the Merger and refinance all the existing revolving bank debt of the Company, was approximately $599 million (which amount includes the $406 million required to pay for Shares purchased in the Offer, as set forth in the preceding paragraph).

           The information set forth herein has been previously disclosed by Warnaco in press releases dated November 15, 1999 and December 16, 1999, and in a Tender Offer Statement on Schedule 14D-1, filed with the Securities and Exchange Commission on November 17, 1999 (the "Schedule 14D-1"), and amended on December 16, 1999 (the "Amendment No. 1 to the
Schedule 14D-1"). Additional information concerning the Offer and the Merger, a brief description of the Company, the nature and amount of consideration paid for the Shares and the source of funds therefor, the principle followed in determining the amount of the consideration, the identity of the persons from whom the Shares were acquired and the nature of any material relationship between such persons and Warnaco or any of its affiliates, any director or officer of Warnaco or any associate of such director or officer and the nature of the Company's business and Warnaco's plans for the Company may be found in the Schedule 14D-1 and Amendment No. 1 to the Schedule 14D-1, copies of which are attached hereto as Exhibits 2.1 and 2.2, respectively, and which are incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        (a) and (b) Financial Statements of Business Acquired
                    and Pro Forma Financial Information

                    The financial statements and pro forma financial information required by this item shall be filed as soon as practicable by amendment to this Form 8-K, but in no event later than February 29, 2000.

        (c) Exhibits

2.1 Tender Offer Statement on Schedule 14D-1, dated November 17, 1999.

2.2 Amendment No. 1 to Schedule 14D-1 and Schedule 13D, dated
December 16, 1999.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 18, 2000


                                    THE WARNACO GROUP, INC.


                                    By:/s/ STANLEY P. SILVERSTEIN
                                       -------------------------------
                                       Name:   Stanley P. Silverstein
                                       Title:  Vice President and
                                               General Counsel